EXHIBIT 10.2

LOAN AGREEMENT

This Loan Agreement (the "Agreement") is made on December 15, 2015, by and between FULTON BANK, N.A., a national banking association (the "Bank"), with a mailing address at 30 South George Street, York, Pennsylvania 17401, and ADVANCED INDUSTRIAL SERVICES, INC., a Pennsylvania corporation, AIS ACQUISITION INC., a Delaware corporation, and AIS LEASING COMPANY, a Pennsylvania corporation, all maintaining an address at 3250 Susquehanna Trail, P.O. Box 1463, York, Pennsylvania 17405 (individually and collectively, the "Borrower").

RECITALS

A.           The Borrower has requested that the Bank make available to the Borrower the following loans (collectively, the "Loans"):

(i)          a term loan in the maximum principal amount of $5,250,000 (the"$5,250,000 Loan");

(ii)         a revolving line of credit in the maximum principal amount of $3,500,000 (the "$3,500,000 Loan"); and

(iii)        an equipment line of credit in the maximum principal amount of $800,000 (the "$800,000 Loan").

B.           Subject to the terms and conditions set forth in this Agreement, the Bank is willing to make the Loans to the Borrower.

NOW, THEREFORE, in consideration of the matters set forth in the above Recitals, the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I.           DEFINITIONS.

Section 1.1 For purposes of this Agreement, the terms set forth below shall have the following meanings:

"$5,250,000 Note" shall mean the $5,250,000 Term Loan Note of even date delivered by Borrower evidencing the $5,250,000 Loan, in the form prepared by the Bank's counsel.

"$3,500,000 Note" shall mean the $3,500,000 Revolving Line of Credit Note of even date delivered by Borrower evidencing the $3,500,000 Loan, in the form prepared by the Bank's counsel.

"$800,000 Note" shall mean the $800,000 Equipment Line of Credit Note of even date delivered by Borrower evidencing the $800,000 Loan, in the form prepared by the Bank's counsel.

"Affiliate" means, with respect to any Person, any other person (1) directly or indirectly controlling (including, but not limited to, all directors and officers of such person), controlled by,

or under direct or indirect common control with, such person or (2) that directly or indirectly owns more than five percent (5%) of the voting securities of such Person. A person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership or voting securities by contract or otherwise.

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"Closing Date" shall mean the date of this Agreement.

"Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations issued thereunder as from time to time in effect.

"Collateral" shall mean the assets owned by the Borrower in which the Bank is granted a lien or security interest pursuant to any one or more of the Loan Documents to secure the Obligations.

"Contractual Obligation" as to any Person shall mean any provision of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

"Debt Coverage Ratio" shall mean, for the applicable period, on a consolidated basis, the Borrower's net income, plus depreciation and amortization, plus interest expense, minus dividends and distributions paid to shareholders, divided by the current portion oflong term debt, plus the current portion of capitalized leases, plus interest expense, all determined by the Bank in its sole and absolute discretion.

"Debt to Tangible Net Worth Ratio" shall mean, for the applicable period, on a consolidated basis, the ratio of all Indebtedness of Borrower to Borrower's Tangible Net Worth, as determined by the Bank in its sole and absolute discretion.

"Default Rate" shall have the meaning given such term in Section 2.9.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations issued thereunder as from time to time in effect.

"Event of Default" shall have the meaning given such term in Article VII.

"GAAP" shall mean generally accepted accounting principles in the United States in effect from time to time, consistently applied.

"Governmental Authority" shall mean any agency, court, department or instrumentality of any national government, any state, provincial, territorial or local government or other political subdivision thereof, or any other entity exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

"Guarantor" shall mean Cemtrex Inc., a Delaware corporation.

"Guaranty" shall mean the Guaranty and Suretyship Agreement of even date herewith, delivered by Cemtrex Inc., a Delaware corporation, for the benefit of the Bank, which Guaranty shall secure the Obligations of the Borrower.

"Hedging Contracts" means, interest rate swap agreements (including, but not limited to an ISDA master swap agreement) or any other agreements or arrangements entered into between the Borrower and the Bank with respect to the Hedging Transaction and designed to protect the Borrower against fluctuations in interest rates or currency exchange rates.

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"Hedging Obligations" means, with respect to the Borrower, all liabilities of the Borrower to the Bank under Hedging Contracts.

"Hedging Transaction" means the Hedging Contract, if any, entered into by the Borrower with the Bank, as such Hedging Contract may be amended or supplemented from time to time.

"Indebtedness" of any Person shall mean at any time, without duplication, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device, (iv) the funding of any sinking or reserve fund requirements with respect to any Indebtedness, (v) any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Indebtedness of any other Person in any manner, whether direct or indirect, (vi) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements or (vii) any other item of indebtedness or liability that would be reflected on the liabilities side of a balance sheet of such Person in accordance with GAAP consistently applied (excluding forward purchase agreements with extruders that guaranty a fixed price of aluminum on the date entered into). Any Indebtedness of Borrower resulting from the acquisition by such Borrower of any assets subject to any Lien shall be deemed, for the purposes hereof, to be the equivalent of the creation, assumption and incurring of the indebtedness secured thereby, whether or not actually so created, assumed or incurred. For the purposes of this definition, the term "Indebtedness" shall not include accrued but unpaid expenses in the ordinary course of business.

"Interest Rate Change Date" shall mean the date of this Loan Agreement and, thereafter, the 15th day of each calendar month commencing January 15, 2016.

"LIBOR Rate" shall mean the London Interbank Offered Rate of interest for an interest period of one (1) month, which appears on Bloomberg page BBAM under the column heading "USD" on the day that is two London Business Days preceding each Interest Rate Change Date (the "Reset Date"). Ifthe LIBOR as defined above is not available or is not published for any Reset Date, then Bank shall, at its sole discretion, choose a substitute source for the LIBOR, which LIBOR plus the Margin, shall become effective on the next Interest Rate Change Date. The Bank, in its sole discretion, may round the LIBOR (or any substitute Index) to four or five decimal places.

"Lien" shall mean any security interest, mortgage, pledge, lien, claim on property, charge, or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction.

"Loan Documents" shall mean this Agreement, the Notes, the Guaranty, the Security Agreement, and each other document, instrument, and agreement executed by the Borrower or Guarantor in connection herewith or therewith, as any of the same may be amended, extended, or replaced from time to time.

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"London Business Day" shall mean any day on which commercial banks in London, England are open for general business.

"Margin" shall mean 225 basis points (2.25%) with respect to the $5,250,000 Loan and the $800,000 Loan, and 200 basis points (2.00%) with respect to the $3,500,000 Loan.

"Material Adverse Effect" shall mean an event, circumstance or occurrence that is materially adverse to (a) the financial condition, results of operations, assets, business or properties of the Borrower taken as a whole, (b) the ability of the Borrower to duly and punctually pay or perform the Obligations in accordance with the terms thereof, (c) the value of a material portion of the Collateral, or the Bank's Liens on the Collateral, or the priority of any such Lien or (d) the ability of the Bank, to the extent permitted, to enforce its legal remedies pursuant to this Agreement.

"Notes" shall mean, collectively, the $5,250,000 Note, the $3,500,000 Note and the $800,000 Note.

"Obligations" shall mean any and all debts, obligations, and liabilities of the Borrower to the Bank including, without limitation, the Loans (whether principal, interest, fees, or otherwise, whether or not jointly owed with others, whether direct or indirect, absolute or contingent, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, whether or not from time to time decreased or extinguished and later increased, created, or incurred and whether or not extended, modified, rearranged, restructured, refinanced, or replaced including, without limitation, modifications to interest rates or other payment terms of such debts, obligations, or liabilities).

"Person" shall mean any corporation, natural person, firm, joint venture, partnership, trust, unincorporated organization, government, or any department or agency of any government.

"Potential Default" shall mean any event that but for the lapse of time or giving of notice, or both, constitutes an Event of Default.

"Requirements of Law" shall mean, as to any Person, the articles of incorporation, bylaws, partnership or operating agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or a final binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its assets or to which such Person or any of its assets are subject.

"Security Agreement" shall mean the Security Agreement of even date herewith between the Borrower to the Bank.

"Subordinated Debt" shall mean any debt owed by the Borrower that is subordinated to the Obligations pursuant to the terms of a subordination agreement (the form and substance of which are acceptable to the Bank in its sole and absolute discretion) executed by the Bank, the Borrower, and the creditors who are owed such debt.

"Tangible Net Worth" shall mean the amount by which the assets of the Borrower (exclusive of all asset accounts in respect of goodwill, patents, copyrights, licenses, franchises, capitalized start-up costs, organization expense, unamortized debt discount and expense, capitalized or deferred research and development costs, deferred marketing expenses and similar intangibles, and monies due from Affiliates, officers, employees or shareholders of the Borrower) exceed its liabilities (including, but not limited to, accrued and deferred income taxes).

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ARTICLE II.          THE LOANS.

Section 2.1           $5,250,000 Term Loan.

(a)          Loan Amount. On the terms and subject to the conditions set forth herein, and relying on the representations and warranties made to the Bank herein and in the other Loan Documents, the Bank agrees that it shall make the $5,250,000 Loan available to the Borrower in the original principal amount of Five Million Two Hundred Fifty Thousand and 00/100 Dollars ($5,250,000), which $5,250,000 Loan shall be evidenced by the $5,250,000 Note and shall be fully advanced on the Closing Date.

(b)          Use of Proceeds. The proceeds of the $5,250,000 Loan shall be used by the Borrower and Guarantor to finance the acquisition of all of the capital stock of Advanced Industrial Services, Inc. and AIS Leasing Company.

(c)          Interest Rate. The $5,250,000 Loan shall bear interest at a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) for each day equal to the LIBOR Rate for such day plus the Margin.

Section 2.2           $3,500,000.00 Revolving Line of Credit.

(a)          Loan Amount. On the terms and subject to the conditions set forth herein, and relying on the representations and warranties made to the Bank herein and in the other Loan Documents, the Bank agrees that it shall make the $3,500,000 Loan available to the Borrower in a maximum aggregate principal amount not to exceed the lesser of (the "Line of Credit Commitment") (i) Three Million Five Hundred Thousand Dollars ($3,500,000) or (ii) the Borrowing Base (hereinafter defined). The $3,500,000 Loan shall be evidenced by the

$3,500,000 Note and shall be advanced as set forth herein.

(b)          Use of Proceeds. The proceeds of the $3,500,000 Loan shall be utilized by the Borrower for working capital purposes.

(c)          Interest Rate. The $3,500,000 Loan shall bear interest at a rate per annum (computed on the basis of a year of 360 days and actual days elapsed) for each day equal to the LIBOR Rate for such day plus the Margin.

(d)          Revolving Credit; Annual Renewal Process. Within the limits of time and amount set forth in the $3,500,000 Note, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow under the $3,500,000 Loan. The terms of the $3,500,000 Loan shall be subject to the Bank's annual review on each February 1, commencing on February 1, 2016. The Bank may renew and extend the $3,500,000 Loan annually in its sole and absolute discretion. The Bank will advise the Borrower in writing of its decision to renew and extend the $3,500,000 Loan.

(e)          Loan Advances. From the Closing Date until payment of the $3,500,000 Loan is demanded by the Bank, whenever the Borrower desires that the Bank make an advance under the $3,500,000 Loan (a "Loan Advance"), the Borrower must provide not less than 24 hours' prior written notice (the "Loan Advance Notice") to the Bank setting forth the following information:

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(i)          the date, which must be a Business Day, on which the proposed Loan Advance is to be made; and

(ii)         the total principal amount of such Loan Advance, which must be $1,000 or a multiple thereof.

On the date specified in the Loan Advance Notice, the Bank shall credit the proceeds of the Loan Advance to the Borrower's general operating account with the Bank (the "Operating Account") no later than 2:30 p.m. Eastern Standard time. Notwithstanding anything in this Section 2.2(e) to the contrary, the Bank may, in its sole discretion and without any obligation to do so, at any time and from time to time, without the consent of the Borrower, make Loan Advances directly to the Operating Account in response to, and in amounts sufficient to cover, each anticipated or actual overdraft in the Operating Account.

(f)          Limitations on Advances Under the $3,500,000 Loan. The following limitations apply to the $3,500,000 Loan:

(i)          Bank shall not be obligated to make a Loan Advance under the $3,500,000 Loan which would cause the outstanding principal balance on the $3,500,000 Loan to exceed the Line of Credit Commitment; and

(ii)         Bank shall not be obligated to make a Loan Advance under the $3,500,000 Loan if there has occurred an Event of Default as defined in this Agreement.

(g)          Advance Formula for the $3,500,000 Loan. Notwithstanding anything to the contrary contained in this Agreement, the aggregate amount of Loan Advances by Bank to Borrower under the $3,500,000 Loan shall be limited to (the "Borrowing Base") eighty percent (80%) of the dollar amount of eligible accounts receivable of Borrower (eligible accounts receivable of Borrower are defined as accounts receivable of Borrower that (i) are not more than 90 days past the original invoice date, (ii) are not subject to setoff, (iii) the payment of such accounts receivable has not been disputed by any customer or customers obligated to Borrower, and (iv) and not otherwise deemed ineligible by Bank is its sole discretion) plus fifty percent (50%) of the eligible inventory of Borrower (eligible inventory of Borrower is defined as all saleable inventory in the normal course of business of Borrower, excluding all obsolete and damaged inventory, and all raw materials and work in process). Ifat any time during the term of this Agreement, the aggregate amount of principal outstanding plus accrued interest owed on the

$3,500,000 Loan exceeds the Borrowing Base Commitment, Borrower shall immediately repay to Bank such excess amount without notice or demand to Borrower.

Section 2.3           $800,000.00 Equipment Line of Credit.

(a)          Loan Amount. On the terms and subject to the conditions set forth herein, and relying on the representations and warranties made to the Bank herein and in the other Loan Documents, the Bank agrees that it shall make the $800,000 Loan available to the Borrower in a maximum aggregate principal amount not to exceed Eight Hundred Thousand Dollars ($800,000), which $800,000 Loan shall be evidenced by the $800,000 Note and shall be advanced as set forth herein.

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(b)          Use of Proceeds. The proceeds of the $800,000 Loan shall be utilized by the Borrower to finance the purchase of equipment.

(c)          Revolving Credit; Annual Renewal Process. Within the limits of time and amount set forth in the $800,000 Note, and subject to the provisions of this Agreement, the Borrower may borrow, repay and reborrow under the $800,000 Loan. The terms of the $800,000 Loan shall be subject to the Bank's annual review on each February 1, commencing on February 1, 2016. The Bank may renew and extend the $800,000 Loan annually in its sole and absolute discretion. The Bank will advise the Borrower in writing of its decision to renew and extend the $800,000 Loan.

(d)          Loan Advances. From the Closing Date until the Bank determines not to renew and extend the $800,000 Loan, whenever the Borrower desires that the Bank make an advance under the $800,000 Loan (an "Equipment Loan Advance"), the Borrower must provide not less than ten (10) Business Days' prior written notice (the "Equipment Loan Advance Notice") to the Bank setting forth the following information:

(i)          the date, which must be a Business Day, on which the proposed Equipment Loan Advance is to be made;

(ii)         the total principal amount of such Equipment Loan Advance, which must be $20,000 or a multiple thereof; and

(iii)        the cost of the equipment being financed with the Equipment Loan Advance, which cost must be verified by invoices and other evidence satisfactory to the Bank.

The Borrower's obligation to repay each Equipment Loan Advance shall be evidenced by a separate promissory note, the terms of which note shall be established in accordance with the terms of the $800,000 Note.

(e)          Limitations on Advances Under the $800,000 Loan. The following limitations apply to the $800,000 Loan:

(i)          Bank shall not be obligated to make an Equipment Loan Advance under the $800,000 Loan which would cause the outstanding principal balance of the $800,000 Loan to exceed $800,000;

(ii)         Bank shall not be obligated to make an Equipment Loan Advance under the $800,000 Loan if there has occurred an Event of Default as defined in this Agreement; and

(iii)        The principal amount of the Equipment Loan Advance shall not exceed 80% of the cost of the new or used equipment being purchased or 100% of the cost of the equipment being leased, as determined by Bank in its sole discretion.

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Section 2.4 Working Capital Letters of Credit. Relying on the representations and warranties herein set forth, and subject to such terms and conditions as the Bank may from time to time require (including, without limitation, the execution and delivery by the Borrower of the Bank's standard form of letter of credit application and agreement), upon the written request of the Borrower, the Bank agrees to issue standby or commercial letters of credit for working capital purposes (in such form as shall be acceptable to the Bank) for the account of the Borrower in an aggregate face or stated amount at any time outstanding not exceeding $700,000 (individually, a "Letter of Credit" and collectively, the "Letters of Credit"). For so long as any Letter of Credit remains outstanding, the credit availability under the $3,500,000 Note shall automatically be reduced by an amount equal to the undrawn face amount of such Letter of Credit. Draws made under any Letter of Credit shall constitute advances under the $3,500,000 Note, and shall be payable by the Borrower to the Bank in accordance with the provisions of this Agreement, the $3,500,000 Note and the other Loan Documents. The Borrower shall pay upon demand an annual letter of credit fee equal to one and one-quarter percent (1.25%) of the aggregate face amount of any outstanding Letters of Credit and all of the Bank's reasonable charges for issuing and modifying Letters of Credit.

Section 2.5 Swap Option. The Borrower may elect to enter into a Hedging Obligation whereby the Borrower shall swap the floating interest rate on the $5,250,000 Loan for a fixed interest rate on the full or a portion of the amount of the $5,250,000 Loan for a portion or all of the term of the $5,250,000 Loan. Prior to entering into any Hedging Obligation, the Borrower shall execute and deliver to Bank one or more Hedging Contracts in form and substance reasonably satisfactory to Bank. As used in this Section 2.5, the term "Bank" shall include Bank and any affiliate of Bank in its capacity as a party to a Hedging Obligation. All obligations of the Borrower in connection with Hedging Obligations including, without limitation, all amounts payable for termination of the Hedging Contracts and settlement of all swap transactions, shall be deemed Obligations of the Borrower. Without limiting the generality of the foregoing, all such amounts owing by the Borrower from time to time under the Hedging Contracts shall be added to the principal of the $5,250,000 Loan and shall be secured by the Loan Documents and the Collateral securing the Obligations of the Borrower. In no event shall the Collateral securing the Obligations of the Borrower be released for so long as the Hedging Contracts have not been terminated according to their terms, unless Bank has received substitute collateral sufficient in its sole discretion and expressly agreed to in writing by Bank which shall not be unreasonably conditioned, withheld or delayed. The Borrower acknowledges and agrees that: (a) certain fees and charges may be due and payable under the Hedging Contract in the event that a Hedging Obligation is terminated; (b) such Hedging Contract may have an effect on the Borrower's payment obligations and amounts due under the $5,250,000 Loan; and (c) the obligations contained in such Hedging Contract may not be separately stated in the Loan Documents. The Borrower shall indemnify and hold harmless Bank from any and all claims, demands, losses, liabilities, expenses, and obligations now or hereafter incurred by Bank arising from (i) any claim by any Person alleging that Bank is responsible for any act or omission of the Borrower or any third party in connection with the Hedging Obligations; (ii) the Borrower's breach of any Hedging Contract; (iii) the Borrower's violation of any law applicable to the Hedging Obligations; and (iv) any fraudulent, wrongful, or negligent act or omission of the Borrower, or any of its employees, agents, independent contractors or customers, in connection with any Hedging Obligation. The Borrower further agrees that the foregoing indemnity shall survive termination and expiration of the $5,250,000 Loan and any Hedging Contract. Bank is expressly authorized to disclose confidential information concerning the Borrower to its Hedging Obligation service provider and/or facilitator, as the case may be, as well as prospective counterparties (and/or their respective professional advisors) in connection with any existing or proposed Hedging Obligation.

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Section 2.6           Security. The Loans, the Notes and the performance by the Borrower of the terms, provisions and obligations hereof and under any other of the Loan Documents shall, as applicable, be secured by the liens, security interests and such other undertakings created in the Collateral by or described in the following instruments of even date herewith from the Borrower to the Bank:

(a)          this Agreement;

(b)          the Guaranty;

(c)          the Security Agreement;

(d)          each and every financing statement now, heretofore and hereafter executed and each lien instrument, guaranty and similar instrument or agreement now, heretofore and hereafter executed by or on behalf of the Borrower or Guarantor in favor of the Bank, including any and all amendments and modifications thereto; and

(e)          any other of the Loan Documents pursuant to or required by this Agreement or any other of the aforementioned documents and instruments.

Section 2.7 Nature and Place of Payments. All payments made on account of the Obligations shall be made by Borrower, without setoff or counterclaim, in lawful money of the United States in immediately available funds, free and clear of and without deduction for any taxes, fees, or other charges of any nature whatsoever imposed by any taxing authority and must be received by the Bank by 2:00 p.m., Eastern Standard time, on the day of payment, it being expressly agreed and understood that if a payment is received after such time by the Bank, such payment will be considered to have been made by Borrower on the next succeeding Business Day and interest thereon shall be payable by the Borrower at the then applicable contract rate during such extension. All payments on account of the Obligations shall be made to the Bank at any of its banking offices. The Bank is irrevocably authorized to charge the Borrower's deposit accounts at the Bank for any payment due under the Loan Documents. In the event the date specified for any payment hereunder is not a Business Day, such payment shall be made on the next following Business Day.

Section 2.8 Late Payment Charge. If Borrower fails to make any payment of principal, interest or other amount coming due pursuant to the provisions of the Notes within fifteen (15) calendar days of the date due and payable, Borrower shall also pay to Bank a late charge equal to five percent (5%) of the amount not paid. Such fifteen (15) day period shall not be construed in any way to extend the due date of any such payment. The amount of any such "late charge" not paid promptly following demand therefor shall be deemed outstanding and payable pursuant to, and secured by, the Loan Documents. The late charge is imposed for the purpose of defraying Bank's expenses incident to the handling and processing of delinquent payments and to compensate Bank for the loss of the use of such delinquent payment, and is in addition to, and not in lieu of, the exercise by Bank of any rights and remedies hereunder, under any of the other Loan Documents or under applicable laws, and any fees and expenses of any agents or attorneys which Bank may employ.

Section 2.9 Default Rate. If any payment of principal, interest or other amount is not paid when due (subject to any applicable cure or grace periods, if any), whether as scheduled, by acceleration, upon demand or otherwise, and at the option of Bank upon the occurrence of any Event of Default and during the continuance thereof, this Note shall bear interest at the Default Rate. "Default Rate" means a per annum rate of interest equal to five percent (5%) higher than the applicable rate; provided, however, that, if such rate of interest exceeds the maximum rate of interest permissible under applicable law, the Default Rate shall mean the maximum rate of interest allowed by law. The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

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Section 2.10 Prepayment. The Borrower will have the ability to prepay the whole or any part of the outstanding principal balance of any Loan (except for a fixed-rate Equipment Loan Advance, which shall be subject to a prepayment penalty) at any time and from time to time without penalty and without payment of unearned interest; provided, however, that the Borrower acknowledges that certain fees and charges may be due and payable under the Hedging Contract in the event that a Hedging Obligation is terminated as a result of any conversion, repayment or prepayment of the principal amount of the Loan. Any prepayment will reduce the amount of the unpaid principal and no prepayment will reduce the amount of the scheduled payments nor relieve the Borrower from paying the scheduled payments on each due date until the entire Indebtedness of the Borrower hereunder is paid.

ARTICLE III.         CONDITIONS TO MAKING LOAN ADVANCES

Section 3.1    Conditions of Borrowing. As a condition precedent to Bank's obligation to make any loan advance or to disburse any portion of the Loans, the following conditions shall all be satisfied:

(a)          Borrower shall have delivered or caused to be delivered to and for the benefit of Bank, duly executed copies of this Agreement and each of the Loan Documents, in form and substance reasonably satisfactory to Bank and its counsel;

(b)          Borrower shall have delivered to Bank:

(i)          Such credit applications, financial statements, authorizations, and such information concerning the Borrower and its respective business, operations and condition (financial and otherwise) as the Bank may reasonably request.

(ii)         Certified copies of resolutions of Borrower approving the execution and delivery of the Loan Documents and such other certificates as the Bank may require.

(iii)        A certificate of Borrower certifying the incumbency, the names and the true signatures of the person or persons authorized to execute and deliver the Loan Documents and the taking of all necessary or appropriate corporate proceedings in connection herewith and therewith.

(iv)        A copy of the organizational documents evidencing the valid formation and existence of Borrower in good standing, together with all existing amendments thereto, certified as of the date of this Agreement as being accurate and complete.

(v)         A copy of the CPA audited financial statement of Borrower for 2014 reviewed to the satisfaction of the Bank.

(vi)        Results of field audit of Borrower conducted by Bank approved firm reviewed to the satisfaction of the Bank.

(vii)       Opening day balance sheet of the Borrower on a consolidated basis, in form and substance satisfactory to the Bank.

(viii)      A copy of the equipment appraisal which shall be reviewed to the satisfaction of the Bank.

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(ix)         Such other deliverables as the Bank or its counsel may reasonably require.

(c)          Guarantor shall have delivered to Bank:

(i)          Such credit applications, financial statements, authorizations, and such information concerning the Guarantor and its respective business, operations and condition (financial and otherwise) as the Bank may reasonably request.

(ii)         Confirmation from Guarantor's bank of its ability to guaranty the Loans.

(iii)        Certified copies of resolutions of Guarantor approving the execution and delivery of the Guaranty and such other certificates as the Bank may require.

(iv)        A certificate of Guarantor certifying the incumbency, the names and the true signatures of the person or persons authorized to execute and deliver the Guaranty and the taking of all necessary or appropriate corporate proceedings in connection herewith and therewith.

(v)         A copy of the organizational documents evidencing the valid formation and existence of Guarantor in good standing, together with all existing amendments thereto, certified as of the date of this Agreement as being accurate and complete

(d)          The representations and warranties contained in Article IV of this Agreement shall be true and correct on and as of the date of the making of any loan advance or the disbursement of each Loan, in all material respects with the same effect as if made on and as of such date, and no Event of Default shall be in existence on the date of the making of such loan advance or the disbursement of such Loan or shall occur as a result thereof.

(e)          The Bank shall have received a commitment fee from Borrower.

(f)          The Bank shall have received such other secured transaction, judgment, lien and docket searches, as it deems appropriate.

(g)          Bank shall have received certificates or policies evidencing insurance required pursuant to Section 5.8 of this Agreement.

(h)          The Bank shall have received such other opinions and documents as the Bank or its counsel shall reasonably request.

ARTICLE IV.          REPRESENTATIONS AND WARRANTIES OF THE BORROWER.

As an inducement to the Bank to enter into this Agreement and to make the Loans as provided herein, the Borrower represents and warrants to the Bank, both as of the Closing Date and continuing through the term of this Agreement, that:

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Section 4.1           Financial Condition.

(a)          The Borrower has delivered to the Bank true, correct and complete copies of its balance sheets, and statements of cash flows and statements of income for the period then ended, together with notes thereto, which financial statements shall have been reviewed by the Borrower's independent certified public accountant. Those financial statements present fairly the financial position of Borrower as of the dates thereof, and the results of the operations of Borrower for the periods then ended, in conformity with GAAP (subject to normal non-material year-end audit adjustments, in the case of the unaudited statements).

(b)          Guarantor shall have delivered to the Bank true, correct and complete copies of its financial statements and federal tax returns, which present fairly the financial position of the Guarantor as of the dates thereof.

(c)          Borrower has no Indebtedness other than as shown in the financial statements provided pursuant to Section 4.1(a) and (b) hereof.

Section 4.2 Existence; Compliance with Laws. The Borrower is duly organized and validly existing in good standing as a corporation under the laws of the state of its formation and is qualified to do business in each jurisdiction where its ownership of property or the conduct of its business requires such qualification and where failure to qualify would have a material adverse effect on Borrower or its operations or business or on the ability of Borrower to pay or perform the Obligations. Borrower has the power and authority and the legal right to own and operate its property and to conduct its business in the manner in which it proposes so to do and is in compliance with all Requirements of Law and Contractual Obligations.

Section 4.3 Power; Authorization; Enforceability of Obligations. Borrower has the power and authority and the legal right to execute, deliver, and perform the Loan Documents to which it is a party and has taken all necessary action to authorize the execution, delivery, and performance of the Loan Documents. The Loan Documents have been duly executed and delivered on behalf of Borrower and constitute legal, valid, and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

Section 4.4 Conflict With Other Instruments. The execution and delivery of the Loan Documents will not violate any provision of law or any order of any court or Governmental Authority, the organizational documents of Borrower, or any provision of any indenture, agreement or other instrument binding upon Borrower or any of its properties or assets, and will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of Borrower, except for those provided for in the Loan Documents.

Section 4.5 No Legal Bar. The execution, delivery, and performance of the Loan Documents, the borrowing hereunder and the use of the proceeds of any Credit Facility, will not violate any Requirement of Law or any Contractual Obligation of Borrower.

Section 4.6 No Material Litigation. No suit, action, litigation, investigation, or proceeding (including, without limitation, Hazardous Substances Claims) of or before any court, arbitrator or Governmental Authority is pending or, to the knowledge of Borrower, threatened by, against or affecting Borrower or against any of its properties or revenues which is likely to be adversely determined and which, if adversely determined, is likely to have a material adverse effect on the business, operations, property, or financial or other condition of Borrower.

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Section 4.7 Taxes. Borrower has filed or caused to be filed all tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property other than taxes that are being contested in good faith by appropriate proceedings and as to which Borrower has established adequate reserves in conformity with GAAP. No tax liens have been filed against any of the Collateral or any other assets of Borrower, and no claims are being asserted with respect to such taxes which could have a material adverse effect upon the financial condition, business, property or operations of Borrower.

Section 4.8 ERISA. The provisions of each employee benefit plan as defined in Section 3(3) of ERISA in which Borrower participates ("Plan"), if any, complies in all material respects with all applicable requirements of ERISA and of the Code, and with all applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements. Borrower hereby represents and warrants that, to the best of its knowledge: (a) no event has occurred with respect to any Plan which would constitute a reportable event, as defined in Section 4043 of ERISA; (b) Borrower has no Plan to which Section 4021 of ERISA applied;

(c)          Borrower has not incurred any liability to the PBGC as provided in Sections 4062, 4063 and 4064 of ERISA; and (d) no Plan has been involved in any prohibited transaction within the meaning of Section 406 of ERISA and Section 4975 of the Code which is not exempt under Section 408 of ERISA and Section 4975 of the Code. Borrower is not now nor has Borrower ever been at any time contributors to any Multiemployer Plan. There are no unfunded liabilities with respect to any Plan which are not disclosed in the financial statements of Borrower.

Section 4.9 Assets. Borrower has good and marketable title in fee or valid enforceable leases of all its property whether owned or leased by Borrower and has good and marketable title to all of the assets carried on its books, including those reflected in the most recent consolidated balance sheet of Borrower, free of any mortgages, pledges, charges, liens, security interests, or other encumbrances except those permitted by the terms and provisions of Section 6.1 of this Agreement (collectively, the "Permitted Liens").

Section 4.10 Consents, etc. No consent, approval, authorization of, or registration, declaration or filing with, any Governmental Authority is required on the part of Borrower in connection with the execution and delivery of this Agreement or any of the other Loan Documents or the performance of or compliance with the terms, provisions, and conditions hereof or thereof, except for such consents, approvals, authorizations, registrations, declarations or filings as have been previously obtained or made by the Borrower.

Section 4.11 Defaults. Borrower is not in default under any material existing agreement, and no Potential Default or Event of Default has occurred or is continuing.

Section 4.12 Patriot Act. Borrower nor any Affiliate of Borrower is identified on the list of specially designated nationals and blocked Persons subject to financial sanctions that is maintained by the United States Treasury Department, Office of Foreign Assets Control (the "OFAC") and any other similar list maintained by the OFAC or other list of known or suspected terrorists published by any United States government agency (each such list, a "Blocked Persons List"). Borrower complies in all respects with (a) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Public Law 107-56) (the "Patriot Act"), (b) Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (c) the International Emergency Economic Power Act, 50 U.S.C. §1701 et seq., and (d) all other federal, state, county, municipal and other governmental statutes, laws, rules, orders, and regulations relating to money laundering or terrorism (the foregoing subsections (a) through (d) being sometimes referred to herein collectively as the "Anti-Terrorism Law"). Borrower is not in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

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Section 4.13 Licenses; Intellectual Property. The Borrower owns or has a valid right to use the patents, patent rights, permits, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, and intellectual property rights being used to conduct its business as now operated and as now contemplated to be operated; and the conduct of the business of the Borrower as now operated and as now proposed to be operated, to the Borrower's knowledge, does not and will not conflict with valid patents, patent rights, permits, licenses, trade secrets, trademarks, trademark rights, trade names or trade name rights or franchises, copyrights, inventions, and intellectual property rights of others. No claim is pending or threatened to the effect that any such intellectual property owned or licensed by the Borrower or which the Borrower otherwise has the right to use, is invalid or unenforceable by the Borrower, as the case may be. The Borrower has no obligation to compensate any Person for the use of any such patents or rights, and no Person has been granted any license or other rights to use in any manner any of the patents or rights of the Borrower, whether requiring the payment of royalties or not.

Section 4.14 Use of Proceeds. The proceeds of the Loans shall be used solely for the purposes set forth in this Agreement.

Section 4.15 Regulation U. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of the Loans will be used to purchase or carry any margin stock or to reduce or retire any indebtedness incurred for such purpose or to extend credit to others for such purpose.

Section 4.16 No Notices; No Violations. The Borrower has not received any notice from any federal, state or local authority or any insurance or inspection body to the effect that any of its properties, facilities, equipment or business procedures or practices fail to comply with any applicable law, ordinance, regulation, building or zoning law, judicial or administrative determination, or any other requirements of any such authority or body, and the Borrower and all such properties, facilities, equipment, procedures and practices, are in full compliance with all such laws, ordinances, determinations, regulations and requirements.

Section 4.17 Labor. The Borrower is not involved in any strike, lock-out, boycott or any other labor trouble, similar or dissimilar, nor is it involved in labor negotiations.

Section 4.18 Location of Collateral. The Collateral is situated at the locations set forth in the Loan Documents (collectively, the "Premises"), and the Borrower's places of business are all listed therein.

Section 4.19 No Burdensome Agreements. The Borrower is not a party to or bound by any agreement or instrument or subject to any restriction the performance or observance of which now has or, as far as the Borrower can reasonably foresee, may have a materially adverse effect, financial or otherwise, upon the assets or business of the Borrower.

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Section 4.20 Fictitious Names. The Borrower does not operate or do business under any assumed, trade or fictitious names.

Section 4.21         Environmental Matters.

(a)          The Premises have never been and are not being used to make, store, handle, treat, dispose of, generate, or transport Hazardous Substances in violation of any applicable law. There has never been a Release of Hazardous Substances on, from, or near the Premises or any other property owned or used by the Borrower in violation of any applicable law or that caused or might cause Contamination, and no Contamination exists on any such property.

(b)          The Borrower has never received any notification, citation, complaint, violation, or notice of any kind from any Person relating or pertaining to the making, storing, handling, treating, disposing, generating, transporting, or Release of any Hazardous Substances, and neither the Borrower nor any property owned or used by the Borrower is under any investigation with respect to any such matters.

(c)          There are no underground storage tanks on the Premises or any other property owned or used by the Borrower.

Section 4.22 Broker's Commissions. No brokerage comm1ss10n or similar compensation is due or will become due to any Person by reason of the making of the Loans.

Section 4.23 No Joint Venture. The Borrower agrees that the Bank is not a joint venturer or partner with the Borrower.

ARTICLE V.          AFFIRMATIVE COVENANTS.

Borrower hereby covenants and agrees that until the Obligations shall have been fully paid and performed to the satisfaction of the Bank, unless the Bank shall otherwise consent in writing, it shall comply with each of the following:

Section 5.1 Reporting Requirements. The Borrower shall furnish or cause to be furnished to the Bank the following in form satisfactory to the Bank:

(a)          Within one hundred twenty (120) days after the end of each fiscal year, Borrower shall provide its annual tax returns;

(b)          Within one hundred twenty (120) days after the end of each fiscal year, Borrower shall provide its annual CPA audited financial statements;

(c)          Monthly internally-prepared financial statements; including backlog report, accounts receivable aging and accounts payable aging, in a form satisfactory to the Bank, within fifteen (15) days of the end of each such period;

(d)          Monthly certificate as to the Borrowing Base indicating availability under the $3,500,000 Loan, substantially in the form attached hereto as Exhibit A;

(e)          Within one hundred twenty (120) days after the end of each calendar year, Guarantor shall provide CPA audited financial statements and federal income tax returns for the prior calendar year, in form satisfactory to the Bank;

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(f)          At least 30 days prior to the start of each fiscal year, Borrower shall provide a copy of its annual budget for such year, which may include anticipated capital expenditures and shall be in form reasonably acceptable to the Bank;

(g)          Promptly upon becoming aware thereof, and in any event within five (5) Business Days of becoming aware thereof, notice of the occurrence of an Event of Default, or any event, development or circumstance which is likely to materially adversely affect the business, operation, properties or financial condition of Borrower;

(h)          Notice of each action, suit, investigation or proceeding before any court or other Governmental Authority or any arbitrator which could materially, adversely affect (A) the ability of Borrower to fulfill its obligations under the Loan Documents, or (B) the condition or operation (financial or otherwise) of Borrower, in each case no later than the fifth Business Day after the service of process with respect to such action, suit, investigation or proceeding or such party's otherwise obtaining knowledge thereof; and

(i)          With reasonable promptness, such additional information, reports or statements as the Bank may from time to time reasonably request, including field audits required by Bank, the reasonable cost of which shall be paid by Borrower.

Section 5.2 Payment of Indebtedness. Borrower shall pay, discharge, or otherwise satisfy at or before maturity or before it becomes delinquent, defaulted, or accelerated, as the case may be, all of its Indebtedness (including taxes), except Indebtedness being contested in good faith and for which provision is made to the satisfaction of the Bank for the payment thereof in the event Borrower is found to be obligated to pay such Indebtedness and which Indebtedness is thereupon promptly paid by such party.

Section 5.3 Maintenance and Existence of Properties; Compliance. Borrower will maintain and preserve all of its properties in good repair, working order and condition, ordinary wear and tear excepted; not permit, commit or suffer any waste of any of its properties; and not use or permit the use of any of its properties for any unlawful purpose or permit any nuisance to exist thereon.

Section 5.4 Inspection of Property; Books and Records; Discussions. Borrower shall keep proper books of record and account in which full, true, and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities. Borrower shall permit representatives of the Bank to visit and inspect any of the Collateral, and examine and make abstracts from and copies of any of Borrower's books and records at any reasonable time and as often as may reasonably be desired by the Bank, and to discuss the business, operations, properties, and financial and other condition of Borrower with officers and employees of such parties, and with their independent certified public accountants.

Section 5.5           Notices. Borrower shall promptly give written notice to the Bank of:

(a)          The occurrence of any Potential Default or Event of Default;

(b)          Any litigation or any proceeding before a Governmental Authority affecting Borrower that could have a material adverse effect on any of the Collateral, or on the business, operations, assets or financial or other condition of Borrower; and

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(c)          A material adverse change in the Collateral or in the business, operations, assets or financial or other condition of Borrower after Borrower determines in reasonable discretion that such an event has occurred.

Section 5.6 Expenses. Borrower shall pay all third-party out-of-pocket expenses (including reasonable attorneys' fees and disbursements): (i) of the Bank incident to the preparation, and negotiation of this Agreement and the other Loan Documents and the protection of the rights of the Bank hereunder and under the other Loan Documents including, without limitation, the cost of all inspections conducted by or on behalf of the Bank; and (ii) of the Bank incident to the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise, and before as well as after judgment including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium, or other similar proceedings involving the Borrower or a "workout" of the Obligations. The obligations of Borrower under this Section 5.6 shall be effective and enforceable whether or not the Loans is made hereunder and shall survive payment of all other Obligations.

Section 5.7 Loan Documents. Borrower shall comply with and observe all terms and conditions of this Agreement and the other Loan Documents.

Section 5.8           Insurance.

(a)          Borrower shall carry at all times in coverage, form and amount, reasonably satisfactory to the Bank, hazard insurance (with fire, extended and vandalism and malicious mischief coverage and coverage against such other hazards as are customarily insured against by companies in the same or similar business), commercial general liability insurance, worker's compensation insurance, comprehensive automobile liability insurance, and such other insurance as the Bank may from time to time, reasonably require, and pay all premiums on the policies for such insurance when and as they become due, and do all other things necessary to maintain such policies in full force and effect. Borrower shall from time to time upon reasonable request by the Bank, promptly furnish or cause to be furnished to the Bank evidence, in form and substance reasonably satisfactory to the Bank, of the maintenance of all insurance required to be maintained by this Section 5.8 including, but not limited to, such originals or copies as the Bank may request of policies, certificates of insurance, riders and endorsements relating to such insurance and proof of premium payments. The Bank shall be named a loss payee on all such policies.

(b)          Borrower shall provide a certificate of insurance on a standard ACORD form. The Bank shall have the right, at its election, to remedy any default in the payment of premiums within ten (10) days of notice from the insurer of such default.

Section 5.9 ERISA. Each Plan shall be maintained in compliance with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code. As promptly as practicable (but in any event not later than ten (10) days) after Borrower receives from the PBGC a notice of intent to terminate any Plan or to appoint a trustee to administer any Plan, after Borrower is aware that the PBGC has been notified of any reportable event, as defined in Section 4043 of ERISA, with respect to any Plan has occurred, or after Borrower becomes aware that a notice of intent to terminate has been provided to each affected party, as defined for purposes of Section 4041(a)(2) of ERISA, with respect to any Plan, a certificate of the chief executive officer of Borrower shall be furnished to the Bank setting forth the details with respect to the events resulting in such reportable event, as the case may be, and the action which such party proposes to take with respect thereto, together with a copy of the notice of intent to terminate or to appoint a trustee from the PBGC, of the notice of such reportable event or of such party's notice of intent to terminate, as the case may be.

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Section 5.10 Further Assurances. Borrower shall comply with all conditions of this Agreement and will execute all documents necessary to be executed by Borrower to consummate the transactions contemplated herein and under any other of the Loan Documents.

Section 5.11 Compliance with Laws. Borrower will comply in all material respects with all applicable laws, rules, regulations and orders of any Governmental Authority including, without limitation, ERISA and Hazardous Substances Laws, the noncompliance with which could materially and adversely affect its operations, except for such laws, rules, regulations and orders as Borrower is contesting in good faith by appropriate proceedings and the noncompliance with which during such contest would not materially and adversely affect Borrower's operations if the result of such contest were adverse to Borrower.

Section 5.12 Deposit Account. The Bank will be the Borrower's primary bank of deposit. In addition, all of Borrower's cash management and merchant banking services shall be processed through the Bank.

Section 5.13 Expenses. Borrower agrees to pay all of the Bank's third-party out-of- pocket underwriting and due diligence costs associated with the Loans, including, but not limited to reasonable legal fees for the preparation and examination of the Loan Documents, recording fees and other fees, expenses and/or costs incidental to the Loans.

Section 5.14 Financial Covenants. Borrower shall maintain the following financial covenants, which shall be measured annually on each September 30, commencing September 30, 2016:

(a)          Senior Debt Coverage Ratio. The Borrower shall maintain a minimum Debt Coverage Ratio of 1.20 to 1.

(b)          Debt to Tangible Net Worth Ratio. The Borrower's Debt to Tangible Net Worth Ratio shall not exceed 5.0 to 1 on September 30, 2016; 3.50 to 1 on September 30, 2017; and 2.0 to 1 on September 30, 2018 and each September 30 thereafter.

ARTICLE VI.          NEGATIVE COVENANTS.

Borrower hereby covenants and agrees that until the Obligations shall have been fully paid and performed to the satisfaction of the Bank, unless the Bank shall otherwise consent in writing, it shall not engage in any of the following:

Section 6.1 Liens. Borrower shall not at any time create, incur, assume or suffer to exist, any Lien upon any of the Collateral or any of its other assets except:

(a)          Liens or charges for current taxes, assessments, or other governmental charges that are not delinquent or that remain payable without penalty, or the validity of which are contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof, provided Borrower shall have set aside on its books and shall maintain on deposit with the Bank adequate reserves for the payment of same in conformity with GAAP;

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(b)          Liens, deposits, or pledges made to secure statutory obligations, surety, or appeal bonds, or bonds for the release of attachments or for stay of execution, or to secure the performance of bids, tenders, contracts (other than for the payment of borrowed money), leases, or for purposes of like general nature in the ordinary course of Borrower's business;

(c)          Purchase money security interests for property hereafter acquired, conditional sale agreements, or other title retention agreements, with respect to property hereafter acquired; provided, however, that no such security interest or agreement shall extend to any property other than the collateral acquired; and

(d)          Liens securing Subordinated Debt.

Section 6.2 Indebtedness. Borrower shall not create, incur, assume, or suffer to exist, or otherwise become or be liable, in respect of any Indebtedness except:

(a)          The Obligations;

(b)          Trade debt incurred in the ordinary course of business and outstanding less than ninety (90) days after the same has become due and payable or which is being contested in good faith, provided provision is made to the satisfaction of the Bank for the eventual payment thereof in the event it is found that such contested trade debt is payable by Borrower;

(c)          Indebtedness secured by Liens permitted under previous Section 6.1;

(d)          Payments made under vehicle and other equipment leases in an aggregate amount not exceeding $250,000 in any calendar year; and

(e)          Any Subordinated Debt.

Section 6.3 Consolidation and Merger. Borrower shall not liquidate or dissolve or enter into any consolidation, merger, or other combination, unless that action will result in complete payment of all obligations to the satisfaction of the Bank, in its sole discretion.

Section 6.4 Sale of Assets. Borrower shall not sell, lease, assign, transfer, or otherwise dispose of any material portion of its assets (other than obsolete or worn-out property), whether now owned or hereafter acquired, other than in the ordinary course of business as presently conducted and at fair market value.

Section 6.5           ERISA. With respect to any Plan in which Borrower participates:

(a)           Such Plan shall not be terminated if it is subject to Section 4021 of ERISA;

(b)           The Plan shall not fail to be funded with minimum required contribution under ERISA;

(c)           Such Plan shall not incur a withdrawal liability within the meaning of Section 4021 of ERISA.

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Section 6.6           Amendment to Organizational Documents. Borrower shall not permit any amendment, modification, supplement, revocation or termination to occur with respect to its existence and authority to do business, or other organizational document relating to such party, without in each instance obtaining the prior written consent of the Ban1c.

Section 6.7 Purchase and Disposition of Assets. The Borrower will not purchase any real property. The Borrower will not liquidate or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, pledge, or otherwise transfer or dispose of all or any substantial part of its properties, assets or business except that it may sell used equipment no longer used or useful in connection with its business.

Section 6.8 Disposition of Accounts. The Borrower will not sell, discount or otherwise dispose of its notes, accounts, chattel paper, documents, general intangibles or instruments except to or with the Ban1c hereunder.

Section 6.9 Contingent Liabilities. The Borrower will not become or remain liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, whether by guarantee, suretyship, posting of bond or other security, endorsement, agreement to supply or advance funds, agreement to maintain working capital or net worth, agreement to purchase or repurchase goods or services whether or not such goods or services are actually acquired, "take-or-pay" or other arrangement to protect any obligee from loss or otherwise, except that the Borrower may endorse negotiable instruments for collection in the ordinary course of its business.

Section 6.10 Sales and Lease-Backs. The Borrower will not enter into any arrangement, directly or indirectly, with any Person, whereby the Borrower shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which the Borrower intend to use for substantially the same purpose or purposes as the property being sold or transferred.

Section 6.11 Limitation of Leases. The Borrower will not incur, create or assume any commitments to make any direct or indirect payment, whether as rent or otherwise, under any lease, rental or other arrangement for the use or hire of property of any Person (other than the Premises), if, after giving effect thereto, the aggregate amount of such payments (including any liability incurred for the deferred portion of payments under such commitments) to be made by the Borrower, if any, under all such leases, rentals or other arrangements (other than the leases for the Premises) would be in excess of $150,000 during any fiscal year of the Borrower.

Section 6.12 Continuance of Business. The Borrower will not engage in any line of business other than those in which the Borrower is actively engaged on the effective date of this Agreement.

Section 6.13 Removal and Protection of Property. The Borrower will not remove (other than in the ordinary course of business) any equipment, inventory, or general intangibles from the place of business where presently located, nor permit the value of any property to be impaired or any equipment to become a fixture or an accession to other goods.

Section 6.14 Transactions with Affiliates. Except as expressly permitted by this Agreement, the Borrower will not directly or indirectly:

(a)          transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate;

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(b)          merge into or consolidate with or purchase or acqmre assets from an

Affiliate; or

(c)          enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, any guarantees or assumptions of obligations of an Affiliate).

Provided, however, that the Borrower may enter into any transaction with an Affiliate for the leasing of property, the rendering or receipt of services or the purchase or sale of assets in the ordinary course of business for a consideration which is substantially as advantageous to the Borrower as the consideration which it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

Section 6.15 Handling of Hazardous Substances. The Borrower will not use in its business or operations, or produce as a result or as a by-product of its business or operations, or store or hold at any site or location at which it conducts its business or operations, or at any other property, Hazardous Substance unless the Borrower strictly and fully complies with all requirements of any applicable law, regulation, decision or edict relating to the special handling, collection, storage, treatment, disposal, or transportation of such Hazardous Substance. The Borrower will not permit the Release or threatened Release of any Hazardous Substance on, from, or near their respective properties which might cause Contamination.

Section 6.16 Use of Proceeds. The Borrower will not apply any part of the proceeds of the Loans to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

Section 6.17 Management Changes. The Borrower acknowledges that the Bank is relying upon the abilities of the Borrower's senior executive management as a material inducement for the Bank to enter into this Agreement and to make the Loans. Therefore, the Borrower shall promptly provide the Bank with written notice of any change to its existing senior executive management.

Section 6.18 No Ownership Change. The Borrower shall not permit any ownership interest in the Borrower to be sold, assigned, pledged or otherwise transferred.

ARTICLE VII.         EVENTS OF DEFAULT.

Section 7.1 Events of Default. Each of the following shall constitute an event of default hereunder (and each shall hereinafter be individually referred to as an "Event of Default"):

(a)          Borrower shall fail to pay any installment of principal or interest on any Loan or fail to pay when due any other of the Obligations within five (5) days after written notice of default;

(b)          Any representation or warranty made by Borrower herein or in any of the other Loan Documents or in connection herewith or with any of the other Loan Documents shall be false, inaccurate or incomplete in any material respect on or as of the date made;

(c)          Borrower violates or fails to strictly comply with, observe or perform, or there otherwise exists any violation or breach of, any covenant, condition or agreement contained in Section 5.8 or Section 5.11 or the negative covenants set forth in Article VI;

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(d)          Borrower shall fail to timely observe, comply with or perform any other covenant or other term or provision contained herein or in any of the other Loan Documents, and such failure shall continue for thirty (30) days provided that if such Event of Default cannot be cured within thirty (30) days but Borrower continues to make good faith efforts to cure, such period shall be extended but not for more than a total of ninety (90) days;

(e)          Borrower shall default in any payment of principal of or interest on any Indebtedness (other than the Obligations) or any other event shall occur, the effect of which is to permit such Indebtedness to be declared due or otherwise to become due prior to its stated maturity or which results in the forfeiture by Borrower of any of its rights thereunder and such default is not cured within five (5) days written notice thereof from Bank;

(f)          (i) Borrower shall commence any case, proceeding or other action: (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts; or (B) seeking appointment of a receiver, trustee, custodian, or other similar official for it or for all or any substantial part of its assets, or Borrower shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Borrower, any case, proceeding or other action of a nature referred to previously in clause (i) that: (A) results in the entry of an order for relief or any such adjudication or appointment; (B) remains undismissed, undischarged, or unbonded for a period of sixty (60) days or more; or (iii) there shall be commenced against Borrower, any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or substantially all of its assets that results in the entry of an order for such relief that shall not have been vacated, discharged, stayed, satisfied, or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Borrower shall take any action in furtherance of: or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Borrower shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(g)          (i) Any Reportable Event or a Prohibited Transaction shall occur with respect to any Plan; (ii) a notice of intent to terminate a Plan under Section 4041 of ERISA shall be filed; (iii) a notice shall be received by the plan administrator of a Plan that the PBGC has instituted proceedings to terminate a Plan or appoint a trustee to administer a Plan; (iv) any other event or condition shall exist that might, in the opinion of the Bank, constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (v) Borrower or any ERISA Affiliate shall withdraw from a Multiemployer Plan under circumstances that the Bank determines could have a material adverse effect on the financial condition of Borrower;

(h)         One or more judgments or decrees in the aggregate amount of at least $250,000 or more shall be entered against Borrower, or against any of its assets or properties, and all such judgments or decrees shall not have been vacated, discharged, stayed, satisfied, or bonded pending appeal within twenty (20) days from the entry thereof or in any event later than five (5) days prior to the date of any proposed execution or sale thereunder;

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(i)          Borrower shall fail to perform under any other of the Obligations following the expiration of any applicable notice, grace or cure periods;

(j)          The suspension of business by the Borrower;

(k)         The filing of any tax lien which is not discharged, bonded or otherwise satisfied within sixty (60) days of the date of filing against any of the Borrower's property, whether real or personal, tangible or intangible, or the existence of any lien, security interest or encumbrance with respect to any of the Borrower's property other than Bank, which is not discharged, bonded or otherwise satisfied within sixty (60) days of the date of filing;

(1)         The enjoinment, restraint or in any way prevention by court order or otherwise of the Borrower from conducting for any reason whatsoever for a period of fifteen (15) consecutive days all or any material portion of their business affairs in the ordinary course;

(m)        The bulk transfer or otherwise transfer of a material portion of the Collateral, whether real or personal, tangible or intangible, other than in the ordinary course of business;

(n)         The failure of the Borrower to adhere to any financial covenant contained herein or in any other agreement evidencing obligations of Borrower to Bank;

(o)         The failure by the Borrower to perform, keep or observe in any material respect any other term, provision, representation or warranty contained in this Agreement or the Loan Documents;

(p)         The occurrence of any other Event of Default defined m the Loan Documents;

(q)         The occurrence of any Material Adverse Effect;

(r)          The occurrence of any default with respect to any obligation of the Borrower under any other obligation owed by the Borrower to any other party in excess of Fifty Thousand Dollars ($50,000.00) and such default is not cured or waived within any applicable grace period; and

(s)         Any of the above events, as applicable, shall have occurred to the Guarantor.

Section 7.2 Remedies; Confession of Judgment. If an Event of Default has occurred which has not been cured by Borrower within the time period provided in Section 7.1 above, the Bank shall have the right to exercise any one or more of the following remedies:

(a)         Bank may declare any and all indebtedness owed by the Borrower to the Bank to be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Borrower;

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(b)         UPON THE OCCURRENCE OF AN EVENT OF DEFAULT UNDER THE LOAN DOCUMENTS WHICH REMAINS UNCURED AFTER THE EXPIRATION OF ANY NOTICE AND CURE PERIOD, BORROWER IRREVOCABLY AUTHORIZES THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD IN PENNSYLVANIA OR ELSEWHERE TO APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER FOR ANY AND ALL AMOUNTS UNPAID ON THE LOAN DOCUMENTS, INCLUDING INTEREST THEREON TO DATE OF PAYMENT (SUCH AMOUNTS AND THE OCCURRENCE OF SUCH EVENT OF DEFAULT TO BE AS EVIDENCED BY A COMPLAINT OR AN AFFIDAVIT SIGNED BY AN OFFICER OF THE BANK) TOGETHER WITH REASONABLE FEES OF COUNSEL, DISBURSEMENTS AND COSTS OF SUIT, AS SET FORTH BELOW, RELEASING ALL ERRORS AND WAIVING RIGHTS OF APPEAL. IF A COPY HEREOF, VERIFIED BY AFFIDAVIT, SHALL HAVE BEEN FILED IN SUCH PROCEEDING, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL AS A WARRANT OF ATTORNEY. BORROWER WAIVES THE RIGHT TO ANY STAY OF EXECUTION AND THE BENEFIT OF ALL EXEMPTION LAWS NOW OR HEREAFTER IN EFFECT. NO SINGLE EXERCISE OF THIS WARRANT SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE OR VOID, BUT THIS POWER SHALL CONTINUE UNDIMINISHED AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS THE BANK SHALL ELECT UNTIL THIS NOTE AND ALL SUMS DUE UNDER THE NOTES, THE LOAN AGREEMENT AND THE GUARANTIES SHALL HAVE BEEN PAID IN FULL.

BORROWER ACKNOWLEDGES AND AGREES THAT (A) THE FOREGOING WARRANT OF ATTORNEY TO CONFESS JUDGMENT IS BEING EXECUTED IN CONNECTION WITH A COMMERCIAL TRANSACTION, (B) BANK'S CONFESSION OF JUDGMENT FOLLOWING AN EVENT OF DEFAULT AND IN ACCORDANCE WITH THE FOREGOING WARRANT OF ATTORNEY WOULD BE IN ACCORDANCE WITH BORROWER'S REASONABLE EXPECTATIONS, AND (C) BANK DOES NOT AND, IN REGARDS TO THE LOAN OR THE LOAN DOCUMENTS, SHALL NOT HAVE ANY OF THE DUTIES TO BORROWER SET FORTH IN 20 Pa.C.S.A. §5601.3(b).

(c)          Impose the Default Rate on the Loans. The Default Rate shall remain in effect until such Event of Default has been waived in writing by Bank or the Obligations have been paid in full;

(d)          Pursue any other right or remedy provided for in this Agreement or any of the Loan Documents;

(e)          Pursue any other right or remedy at law or in equity permitted; and

(f)          All rights and remedies of Bank in this Agreement or under any other Loan Document or provided by law or in equity are cumulative and may to the extent permitted by law, be exercised concurrently or separately. The exercise of any one remedy shall not be deemed to be an exclusive election of such remedy or to preclude the exercise of any other remedies. No failure on the part of Bank to exercise and no delay in exercising any right or remedy under this Agreement or under any other Loan Documents or in law or in equity permitted shall operate as a waiver thereof.

Section 7.3 Cross Collateralization. Notwithstanding anything to the contrary contained in any Loan Document or in any document relating to or evidencing any Obligation, the Collateral pledged as security for any Loan shall be security for all other Obligations, and the Collateral pledged as security for any such Obligation shall be security for the Loans.

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ARTICLE VIII. MISCELLANEOUS PROVISIONS.

Section 8.1 No Assignment by Borrower; Parties in Interest. Borrower may not assign its rights or delegate its duties under this Agreement without the prior written consent of the Bank. Subject to the foregoing, all provisions contained in this Agreement or any document or agreement referred to herein or relating hereto shall inure to the benefit of the Bank, its successors and assigns, and shall be binding upon the Borrower, its successors, trustees and assigns.

Section 8.2 Amendment; No Waiver. This Agreement may not be amended or the terms or provisions hereof waived unless such amendment or waiver is in writing and signed by the Bank and the Borrower. It is expressly agreed and understood that any failure by the Bank to exercise its right to elect to accelerate amounts outstanding hereunder and/or to terminate the obligation of the Bank to make the Loans hereunder shall not constitute an amendment or waiver of any term or provision of this Agreement. No delay or failure by the Bank to exercise any right, power, or remedy shall constitute a waiver thereof by the Bank, and no single or partial exercise by the Bank of any right, power, or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers, or remedies.

Section 8.3 Cumulative Rights. The rights, powers, and remedies of the Bank hereunder are cumulative and in addition to all rights, powers, and remedies provided under any and all agreements between the Borrower and the Bank relating hereto, at law, in equity or otherwise.

Section 8.4 Entire Agreement. This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings, whether written or oral, relating to the subject matter hereof and thereof.

Section 8.5 Notices. Any notice required to be given under this Agreement may be made by personal service by any nationally recognized courier service or by the United States mail, such notice shall be deemed effective when personally delivered, deposited with such nationally recognized courier service or in the United States mail sent first class, registered or certified mail, postage and all registration or certification fees prepaid, return receipt requested, addressed to the Bank and the Borrower at the addresses set forth below or at such other address as each party may designate from time to time, in writing.

If to Bank:	Fulton Bank, N.A.
30 South George Street York, PA 17401
Attn: Tammy L. Snyder, Senior Vice President

With a copy to:	Stephen R. Lazun, Esquire Barley Snyder LLP
100 East Market Street York, PA 17401

If to Borrower:	Advanced Industrial Services, Inc. 3250 Susquehanna Trail
P.O. Box 1463 York, PA 17405
Attn: Saagar Govil, Chief Executive Officer

With a copy to:	William M. Aul, Esquire
7676 Hazard Center Drive, Suite 500 San Diego, CA 92108
Telephone: 619-497-2555

If to Guarantor:	Cemtrex Inc.
19 Engineers Lane
Farmingdale, NY 11735
Attn: Saagar Govil, Chief Executive Officer

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Section 8.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to choice of law rules.

Section 8.7 Transfers. Borrower acknowledges that the Bank, after consultation with the Borrower, may elect to sell, assign, and otherwise transfer to other persons (each, a "Transferee"), portions of, and participations in, the Bank's interest in the Loans hereunder from time to time; provided, however, that Bank shall remain the "lead bank" following such transfers, defined as a majority interest in the Loans and remaining servicing bank of the Loans, and Borrowers expressly agree that the holder of any interest in the Loan shall be a "Bank". For purposes of this Section 8.7, the Bank may disclose to any potential or actual Transferee any and all information supplied to the Bank by or on behalf of the Borrower provided that the Bank shall use commercially reasonable efforts to maintain the confidentiality of such information. The Borrower agrees to execute and deliver to the Bank such documents, instruments, and agreements including, without limitation, amendments to the Loan Documents, reasonably deemed necessary or desirable by the Bank to effect such transfers.

Section 8.8 Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, all of which together shall constitute one agreement.

Section 8.9 Accounting Terms. All accounting terms not otherwise defined herein are used with the meanings given such terms under GAAP.

Section 8.10 Authorization to Disclose. The Borrower hereby authorizes the Bank to disclose to the Guarantor any and all information concerning the Borrower, its business, properties, and condition (financial or otherwise) now or hereafter in the Bank's possession or within its control to the extent deemed necessary or desirable by the Bank.

Section 8.11 Survival of Representations and Warranties. All representations, warranties, covenants and agreements made in this Agreement and all other Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan hereunder. All such representations, warranties, covenants and agreements shall be deemed to be made again at the date of each Loan Advance. The provisions of Section 5.6 and Section 8.13 hereof shall survive payment of the Obligations.

Section 8.12 Severability. If any provision contained in this Agreement is for any reason held invalid or unenforceable, no other provision shall be affected thereby, and this Agreement shall be construed as if the invalid or unenforceable provision had never been a part of it.

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Section 8.13 Indemnity. The Borrower hereby agrees, whether or not any of the transactions contemplated in the Loan Documents shall be consummated, to pay, assume liability for, and indemnify, protect, defend, save and keep harmless the Bank from and against any and all liabilities, obligations, losses, damages, settlements, claims, actions, suits, penalties, costs and expenses (including, without limitation, legal and investigative fees and expenses) of whatsoever kind and nature (unless caused by the Bank's gross negligence or willful misconduct), including, without limitation, claims based upon negligence, strict or absolute liability, liability in tort, latent and other defects (whether or not discoverable), in any way relating to or resulting from this Agreement, any Loan Document, or any of the transactions contemplated herein or therein. The provisions of this Section 8.13 shall survive the payoff, release, foreclosure or other disposition, as applicable, of this Agreement or the obligations.

Section 8.14 Further Actions. The Borrower shall execute and deliver such documents and instruments, and shall take such other actions as the Bank deems necessary to consummate the transactions described in this Agreement.

Section 8.15 JURY WAIYER. THE BORROWER AND THE BANK MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE BANK TO ACCEPT THIS AGREEMENT AND MAKE THE LOAN.

Section 8.16 Incorporation of Documentation. The covenants, conditions, terms and provisions of each of the Loan Documents are incorporated into this Agreement by reference and conversely, the covenants, conditions, terms and provisions of this Agreement are incorporated by reference into each of the Loan Documents.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BANK:

WITNESS:	FULTON BANK, NA.

/s/ Cathy J. Eveler	By:	/s/ Tammy L. Snyder
Tammy L. Snyder, Senior Vice President

BORROWER:

ADVANCED INDUSTRIAL SERVICES, INC.

/s/ Cathy J. Eveler	By:	/s/ Saagar Govil
Saagar Govil, Chief Executive Officer

AIS ACQUISITION INC.

/s/ Cathy J. Eveler	By:	/s/ Saagar Govil
Saagar Govil, Chief Executive Officer

AIS LEASING COMPANY

/s/ Cathy J. Eveler	By:	/s/ Saagar Govil
Saagar Govil, Chief Executive Officer

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